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Exhibit 10.22

Confidential treatment has been requested for potions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [* * *]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 3 TO WIRELESS INTERNET SERVICE AGREEMENT
BETWEEN SPRINT SPECTRUM L.P.
AND JAMDAT MOBILE INC.

THIS AMENDMENT NO. 3 to the Wireless Internet Service Agreement between Sprint Spectrum L.P., a Delaware limited partnership doing business as Sprint PCS ("Sprint PCS"), and JAMDAT Mobile Inc., a Delaware corporation ("JAMDAT"), is entered into by the parties as of October 9, 2003 ("Amendment No. 3 Effective Date"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

BACKGROUND

A.    The parties entered into the Wireless Internet Service Agreement (the "Agreement") on May 17, 2002, an Amendment No. 1 to the Agreement on July 11, 2003 and an Amendment No. 2 to the Agreement on September    , 2003.

B.    The parties desire to further amend the Agreement as set forth in this Amendment No. 3.

AMENDMENT

1.    Services.    Notwithstanding anything to the contrary in Section 3.1 of the Agreement, Sprint PCS will pay JAMDAT [* * *] fee of [* * *] to re-brand a game titled "Bejeweled" with certain Warner Brothers' Looney Toons content and characters (the "Licensed Materials"), as approved by Sprint PCS and Warner Brothers (the "LT Game"). JAMDAT represents that, as it relates to the game engine, it has the necessary rights from its third party licensors to enable it to perform the re-branding services. The LT Game shall become a part of the JAMDAT Services under the Agreement, except that Sprint PCS has no placement obligations to JAMDAT related to the LT Game. The LT Game will be titled "Looney Toons Back in Action Blue Diamond Mine", or other name as approved by Sprint PCS and Warner Brothers. JAMDAT may invoice Sprint PCS for the $5,000.00 one-time fee on or after the Amendment No. 3 Effective Date and Sprint PCS will pay such invoice within 45 days of receipt.

2.    License to incorporate the Licensed Materials.    Sprint PCS represents that, under an agreement between Sprint PCS and [* * *], it has the necessary rights to allow JAMDAT to use the Licensed Materials, as approved by Sprint and [* * *], as a part of the LT Game, subject to a signed Contributor's Agreement.

3.    Revenue Share.    Notwithstanding anything to the contrary in the Agreement (i) JAMDAT will not determine the pricing structure for the LT Game, (ii) the title of the LT Game (and not JAMDAT's name or logo) will appear on the User's bill and (ii) Sprint PCS will pay JAMDAT [* * *] for the LT Game, net only of "Adjustments." Adjustments for purposes of this paragraph 3 will mean [* * *] Payments due under this paragraph 3 shall be made by Sprint PCS in accordance with Section 3H of the Agreement.

4.    Sprint PCS Contacts.    The Sprint PCS contacts in Section 13.3 of the Agreement are deleted and replaced as follows:

Sprint Contact Information For browsable content:	(Accessible 24 hours a day / 7 days a week)
[* * *]

For downloadable content (i.e. Premium Services):
[* * *]

5.    No Further Change.    Except as specifically modified herein, the terms and conditions of the Agreement remain in full force and effect. This Amendment No. 3 sets forth the entire understanding of the parties as to the subject matter of this Amendment No. 3 and supersedes all prior agreements, discussions and correspondence pertaining to the subject matter of this Amendment No. 3. In the event of any conflict between the terms and conditions of this Amendment No. 3 and the terms and conditions of the Agreement, the terms and conditions of this Amendment No. 3 shall be controlling.

SIGNED:
SPRINT SPECTRUM L.P.	JAMDAT MOBILE INC.
/s/ JEFF HALLOCK (signature)	/s/ CRAIG GATARZ (signature)
Jeff Hallock	Craig Gatarz
AVP, Consumer Marketing	Chief Operating Officer

AMENDMENT NO. 2 TO WIRELESS INTERNET SERVICE AGREEMENT
BETWEEN SPRINT SPECTRUM L.P.
AND JAMDAT MOBILE INC.

THIS AMENDMENT NO. 2 to the Wireless Internet Service Agreement (the "Agreement") between Sprint Spectrum L.P., a Delaware limited partnership doing business as Sprint PCS ("Sprint PCS") and JAMDAT Mobile Inc., a Delaware corporation ("JAMDAT"), is entered into by the parties as of September    , 2003 ("Amendment No. 2 Effective Date"). All capitalized terms not defined in this Amendment have the meaning assigned to them in the Agreement.

BACKGROUND

A.    The parties entered into the Agreement effective May l7, 2002 ("Effective Date") pursuant to which JAMDAT provides the JAMDAT Services to Sprint PCS Users.

B.    The parties desire to amend the Agreement as hereinafter set forth.

AMENDMENT

1.
Handheld Content.    Notwithstanding anything to the contrary in the Agreement: (1) JAMDAT may, in its sole discretion, provide Content to Sprint that has been developed in programming languages that operate on 3G Handsets using Palm or Windows Mobile Pocket PC operating systems (collectively, "HANDHELD Content"); (ii) Sprint will not have any specific placement obligations relating to HANDHELD Content; and (iii) if any HANDHELD Content is included in Premium Services, JAMDAT will determine the pricing structure (e.g. event-based or MRC) and pricing levels for Premium Services for all such HANDHELD Content, all in accordance with the terms of the Agreement; [* * *]

2.
No Further Change.    Except as specifically modified herein, the terms and conditions of the Agreement remain in full force and effect. This Amendment No. 2 sets forth the entire understanding of the parties as to the subject matter of this Amendment No. 2 and supersedes all prior agreements, discussions and correspondence pertaining to the subject matter of this Amendment No. 2. In the event of any conflict between the terms and conditions of this Amendment No. 2 and the terms and conditions of' the Agreement, the terms and conditions of this Amendment No. 2 shall be controlling.

SPRINT SPECTRUM L.P.		JAMDAT MOBILE INC.
By:	/s/ JEFF HALLOCK	By:	/s/ MINARD S. HAMILTON
Name:	Jeff Hallock (print or type)	Name:	Minard S. Hamilton (print or type)
Title:	SR Director	Title:	SVP
Date:	9/29/03	Date:	9/26/03

AMENDMENT NO. 1 TO WIRELESS INTERNET SERVICE AGREEMENT
BETWEEN SPRINT SPECTRUM L.P.
AND JAMDAT MOBILE INC.

THIS AMENDMENT NO. 1 to the Wireless Internet Service Agreement between Sprint Spectrum L.P., a Delaware limited partnership doing business as Sprint PCS (:Sprint PCS"), and JAMDAT Mobile Inc., a Delaware corporation ("JAMDAT"), is entered into by the parties as of July 11, 2003 ("Amendment No. 1 Effective Date"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

BACKGROUND

A.    The parties entered into the Wireless Internet Service Agreement (the "Agreement") effective May 17, 2002 ("Effective Date") pursuant to which JAMDAT provides the JAMDAT Services to Sprint PCS Users.

B.    The parties desire to amend the Agreement by providing for, among other things, an extension of the Initial Term, all as hereinafter set forth.

AMENDMENT

1.    Continued Provision of Non-3GContent.    Notwithstanding anything to the contrary contained in Section 2.1 of the Agreement, for the period from the Amendment No. 1 Effective Date through and including August 11, 2004, JAMDAT shall provide the following JAMDAT Services for non-3G Handsets as provided in Section 3.6 of the Agreement (as amended by this Amendment No. 1): Gladiator II; provided that such non-3G content shall not be deemed to be a part of the Minimum Features required by the Agreement after August 11, 2004.

2.    Premium Services Revenue Sharing.    (a) The first sentence of Section 3.2E of the Agreement shall be deleted in its entirety and replaced with the following:

  "Effective as of August 11, 2003, Sprint shall pay to JAMDAT [* * *] of the [* * *] net of adjustments that are attributable to JAMDAT)."

        (b)    The fourth sentence of Section 3.2E shall be deleted in its entirety and replaced with the following:

        [* * *]

        (c)    The second to last sentence in Section 3.2F shall be deleted in its entirety and replaced with the following:

        [* * *]

  (d)
  Section 3.2G shall be deleted in its entirety and replaced with the following:

[* * *] JAMDAT may cease providing Premium Services and terminate this Agreement by providing Sprint PCS with [* * *] prior written notice. Sprint PCS also reserves the right to stop providing Premium Services if Sprint PCS determines that, [* * *]

3.    [* * *]

4.    Extension of Agreement Term. [* * *] (a "Renewal Term" within the meaning of the Agreement).

5.    Acceptance Testing.    (a) The third sentence of Section 13.1 of the Agreement shall be deleted in its entirety and replaced with the following:

    "Acceptance of any Deliverable will occur upon the earlier of either: (a) the delivering party's receipt of a notice from the accepting party that the Deliverable has met the acceptance criteria; or (b) [* * *], or other mutually agreeable time period, after the date of delivery unless written notice of non-acceptance, including specific reasons for non-acceptance and specific items which must conform to gain acceptance, is provided to the delivering party within the [* * *] period."

        (b)    The following sentence shall be added as the last sentence of paragraph 13.1:

    "Sprint PCS shall use commercially reasonable efforts to make Deliverables that have completed Acceptance Testing (and have been finally accepted) available to Users [* * *]

6.    Sprint PCS Contacts.    The Sprint PCS contacts in Section 13.3 are deleted and replaced as follows:

Sprint Contact Information (Accessible 24 hours a day / 7 days a week)
 [* * *]

7.    No Further Change.    Except as specifically modified herein, the terms and conditions of the Agreement remain in full force and effect. This Amendment No. 1 sets forth the entire understanding of the parties as to the subject matter of this Amendment No. 1 and supersedes all prior agreements, discussions and correspondence pertaining to the subject matter of this Amendment No. 1. In the event of any conflict between the terms and conditions of this Amendment No. 1 and the terms and conditions of the Agreement, the terms and conditions of this Amendment No. 1 shall be controlling.

SPRINT SPECTRUM L.P.	JAMDAT MOBILE INC.
/s/ JEFF HALLOCK (signature)	/s/ CRAIG GATARZ (signature)
Jeff Hallock	Craig Gatarz
AVP, Consumer Marketing	Chief Operating Officer

WIRELESS INTERNET SERVICE AGREEMENT

This WIRELESS INTERNET SERVICE AGREEMENT ("Agreement") is effective as of May 17, 2002 ("Effective Date"), between Sprint Spectrum L.P., a Delaware limited partnership doing business as Sprint PCS ("Sprint PCS") and JAMDAT Mobile Inc., a Delaware corporation ("JAMDAT"). The parties desire to provide JAMDAT Services as part of the Sprint PCS Services.

1. DEFINITIONS

The meanings given to terms in this Agreement are equally applicable to both the singular and the plural forms of the terms. For purposes of this Agreement, the terms defined in this Section 1 and any other capitalized terms defined in other sections of this Agreement will have the meanings as either set forth below or in the applicable section.

"3G Handset" means a Handset that is compliant with the CDMA 2000 standard as implemented by Sprint PCS, or any more advanced standard as implemented by Sprint PCS.

"Handset" means the digital electronic equipment meeting the requirements of and authorized by Sprint PCS for Users to access any of the various Sprint PCS Services.

"JAMDAT Data" means all information collected or developed by JAMDAT regarding its customers who are Users or derived specifically from a User's use of the JAMDAT Services or otherwise provided directly to JAMDAT by Users.

"JAMDAT Services" means the set of software applications, products, features, functionality, data, graphics, sounds, text and other information, material or other content in electronic form provided by JAMDAT to Sprint PCS for transmission to Users over Handsets, including any Enhancements (as hereinafter defined), Premium Services (as hereinafter defined) and Other Services (as hereinafter defined).

"Sprint PCS Affiliate" means: (a) any entity in which Sprint PCS holds [* * *] equity interest; (b) any entity controlling, controlled by or under common control with Sprint PCS, directly or indirectly by or through one or more intermediaries; (c) any entity that is authorized to sell wireless communications products or services utilizing the Sprint PCS Wireless Telecommunications Network under the "Sprint PCS" brand name or any other brand name(s) subsequently primarily used by Sprint PCS to market its wireless communications products or services; or (d) any entity to which Sprint PCS is required by law or contract to provide wireless communications products or services involving the JAMDAT Services.

"Sprint PCS Data" means all information collected or developed by Sprint PCS regarding its customers who are Users under this Agreement or derived specifically from a User's use of the Sprint PCS Services or the Sprint PCS Wireless Telecommunications Network, including the Mobile Identification Number (MIN) issued by Sprint PCS to a User, the Electronic Serial Number (ESN) associated with a Handset, the Network Access Identifier (NAT), any location-based information, and any customer information described in the FCC definition of "Customer Proprietary Network Information" as set forth in 47 USC §222(h)(1).

"Sprint PCS Services" means the wireless communication services provided by Sprint PCS over Handsets, on behalf of itself or the Sprint PCS Affiliates or both, utilizing radio frequencies assigned by regulatory agencies.

"Sprint PCS Wireless Telecommunications Network" means any and all telecommunications systems built, owned or operated by Sprint PCS or any of the Sprint PCS Affiliates.

"User" means any individual who uses any of the Sprint PCS Services.

2. SERVICES

2.1    Scope of Services.    JAMDAT shall provide the JAMDAT Services to Sprint PCS for transmission across the Sprint PCS Wireless Telecommunications Network to Users with Handsets on the terms and conditions hereinafter set forth. JAMDAT may make changes, modifications, updates and enhancements (each an "Enhancement") to the JAMDAT Services if: (a) the Enhancement complies with all requirements in this Agreement; and (b) the JAMDAT Services continue to include the Minimum Features described below. The JAMDAT Services for 3G Handsets will be provided in XHTML Basic 1.0 (or higher) or WML 1.1 or 2.0 (or higher) mark-up language (including HTML format optimized for wireless hand-held devices), or J2ME programming language. The JAMDAT Services for non-3G Handsets will be provided in WML 1.1 (or higher) or HDML 3.0 (or higher) mark-up language (including HTML format optimized for wireless hand-held devices). The JAMDAT Services developed for 3G Handsets may not be compatible with non-3G Handsets. During the Term of this Agreement, JAMDAT shall maintain the following minimum features on the JAMDAT Services for 3G Handsets (the "Minimum Features"): a minimum of [* * *]. JAMDAT shall also maintain the following features on the JAMDAT Services for non-3G Handsets, unless JAMDAT ceases to provide JAMDAT Services for non-3G Handsets as provided in Section 3.6 below: [* * *]; provided that such non-3G content shall not be deemed to be a part of the Minimum Features required by this Agreement. Subject to the Acceptance Testing provisions of Section 13.1 of this Agreement, JAMDAT intends to make available one or more of the following applications upon launch of the Sprint PCS Services for 3G Handsets: [* * *]. Subject to the requirements in this Section 2.1 and any other applicable terms in this Agreement, JAMDAT may, in it sole discretion, add or remove any application from the JAMDAT Services or otherwise modify the JAMDAT Services at any time.

2.2    [* * *]

2.3    Technical Requirements.    JAMDAT must register on Sprint PCS' ADP ("Application Developer's Program") website for account registration purposes. Sprint PCS will provide technical documentation, via Sprint PCS' ADP website, to support the design of the JAMDAT Services, and JAMDAT will adhere to the technical documentation provided by Sprint. JAMDAT shall comply with the Acceptance Testing requirements of Section 13.1 of this Agreement with respect to any new software applications and Enhancements that JAMDAT seeks to distribute over the Sprint PCS Services.

User Support.    Sprint PCS reserves the right to establish terms with Users for use of the Sprint PCS Services, which may include terms for the use of Premium Services (as hereinafter defined). Sprint PCS will be responsible for all User support relating to the Sprint PCS Services and the Sprint PCS Wireless Telecommunications Network. JAMDAT will be responsible for all User support issues relating to the JAMDAT Services. The parties will reasonably cooperate with each other to provide necessary User support services under this Agreement. JAMDAT will refer all User questions and inquiries regarding Sprint PCS or the Sprint PCS Services to Sprint PCS' customer solutions unit. Sprint will refer all User questions and inquiries regarding JAMDAT or the JAMDAT Services to JAMDAT's customer service department. JAMDAT's email address that links directly to a help desk location for User referrals is as follows: custservice@jamdat.com.

2.4    User Complaints.    Sprint PCS has a regulatory obligation to track and respond to certain User complaints. JAMDAT agrees to cooperate with Sprint PCS to resolve these complaints. Sprint PCS reserves the right to suspend JAMDAT's ability to provide Premium Services if: (a) for any two out of three consecutive months, the number of complaints Sprint PCS receives regarding charges for Premium Services exceeds [* * *] of all the complaints Sprint PCS receives related to charges for services with billing on behalf of functionality provided by all of Sprint PCS's content providers; or (b) Sprint PCS reasonably believes unauthorized charges for Premium Services are being presented to it by JAMDAT. Sprint PCS will allow JAMDAT to resume providing Premium Services if Sprint PCS determines that the problems underlying the complaints or unauthorized charges have been resolved.

2.5    Representatives.    Each party will designate a representative who will serve as that party's single point of contact with the other party for purposes of supervising and managing performance of the respective parties obligations under this Agreement (the "Representative"). All technical, marketing or other business issues will be communicated to the other party's Representative, and each party's Representative will be authorized to respond on its behalf with respect to those issues. The Representatives will hold conference calls on a mutually agreeable basis, and may contact each other on an as-needed basis.

2.6    Content Standards

        A.    Materials that are included in the JAMDAT Services will not: (a) facilitate or promote illegal activity, or contain content that is illegal; (b) contain content that is defamatory, obscene, racially or ethnically offensive, harassing, or that is discriminatory based upon race, gender, color, creed, age, sexual orientation or disability; (c) contain sexually suggestive or explicit content; (d) infringe upon or violate any right of any third party; or (e) disparage, defame or discredit Sprint PCS or any Sprint PCS Affiliate, or contain content that is derogatory, detrimental or reflects unfavorably on the name or business reputation of Sprint PCS or any Sprint PCS Affiliate. Subsections (a) through (e) above are collectively referred to as the "Content Standards." If at any time Sprint PCS determines in its sole discretion that JAMDAT has violated any of the Content Standards, Sprint PCS may temporarily suspend the offending portion of the JAMDAT Services. Sprint PCS will notify JAMDAT of the violation in writing or via e-mail and JAMDAT shall cure the violation within [* * *] (the "Cure Period") after such notification by removing the portion of the JAMDAT Services that violates the Content Standards. If JAMDAT reasonably disputes Sprint PCS' determination of a Content Standards violation, the parties will confer in good faith and attempt to resolve the dispute during the Cure Period, but Sprint PCS will make the final determination. Sprint PCS may continue the suspension of the offending portion of the JAMDAT Services during the Cure Period. If JAMDAT fails to cure the Content Standards violation within the Cure Period, Sprint PCS may, without further notice, permanently suspend the offending portion of the JAMDAT Services.

        B.    JAMDAT will promptly notify Sprint PCS if it: (a) receives a complaint from a User that involves any of the prohibitions in the Content Standards; or (b) otherwise becomes aware of an alleged Content Standards violation. Sprint PCS also reserves the right to review materials before they are included as part of the JAMDAT Services to determine if they violate the Content Standards. If, during this review, Sprint PCS determines in its sole discretion that any materials violate any of the Content Standards, Sprint PCS will notify JAMDAT and JAMDAT will remove the violating materials before the JAMDAT Services are transmitted to Users. In addition, neither party will take any action that interferes with the development, operation, maintenance or content of: (a) the other party's or the party's affiliates' websites; or (b) the other party's respective servers or other equipment related to the development, operation and maintenance of websites.

Instant Messaging Interoperability.    [* * *] If JAMDAT violates this interoperability prohibition, Sprint PCS reserves the right to suspend the JAMDAT Services. Sprint PCS also reserves the right to terminate this Agreement if the violation is not cured within [* * *] after JAMDAT has received notice of the violation from Sprint PCS.

2.7    No Advertising.    JAMDAT will not display any advertising in the JAMDAT Services without prior written consent from Sprint PCS, which may be withheld in Sprint PCS' sole discretion.

2.8    Temporary Suspension of JAMDAT Services.    Sprint PCS may temporarily suspend the JAMDAT Services as Sprint PCS deems necessary in the normal management and operation of the Sprint PCS Wireless Telecommunications Network to perform emergency maintenance as set forth in Section 13 hereof. If Sprint PCS temporarily suspends the JAMDAT Services under this Section 2,10, it will insert a "card' notifying Users of the JAMDAT Services that the JAMDAT Services are temporarily unavailable. This card will be removed when the suspension ends.

2.9    [* * *]

3. PAYMENT AND FEES

3.1    No Charge to Sprint for Services.    The JAMDAT Services are provided to Sprint PCS at no charge. Each party will be individually responsible for any expenses it incurs in developing, producing, maintaining and transmitting its respective services.

3.2    Premium Services.    During the Term of this Agreement, Sprint PCS shall offer a billing on behalf of functionality to JAMDAT, which will allow Sprint PCS to bill Users directly for the use of certain mutually agreed upon JAMDAT Services by Users over data-capable 3G Handsets ("Premium Services"), on the terms and conditions hereafter set forth; provided, however, that Sprint PCS reserves the right in its sole discretion to discontinue providing the billing on behalf of functionality set forth in this Section 3.2 to all of its content providers in connection with the Sprint PCS Services.

        A.    General.    Sprint PCS shall make the Premium Services available for data-capable 3G Handsets only. Premium Services may not be available on all 3G Handsets. In addition, Premium Services will not be provided for any electronic commerce transactions or other non-content applications or transactions between JAMDAT and the Users (e.g., the purchase of a tangible product), including without limitation, Other Services (as defined below). JAMDAT shall provide all of the information set forth on Exhibit A so that Sprint PCS may enable the Premium Services on JAMDAT's behalf.

        B.    Hosting of Premium Services.    All Premium Services will initially be hosted by Sprint PCS at Sprint PCS' sole cost and expense (i.e., the actual content must be hosted, not just linked), but upon thirty (30) days prior written notice, Sprint PCS may require JAMDAT to assume responsibility for hosting the Premium Services, in which case all hosting expenses will be JAMDAT's responsibility, and JAMDAT shall be required to meet the service level requirements set forth in Section 13 of this Agreement.

Limitations on Use of Premium Services.    Sprint PCS reserves the right, in its sole discretion, to prevent certain Users from receiving Premium Services and to set limits on the overall amount certain Users can spend on Premium Services. JAMDAT will not, and will not assist any third party to, make fraudulent charges for JAMDAT Services mislead Users concerning JAMDAT Services, or misrepresent the nature of JAMDAT Services to Users. Sprint PCS reserves the right to suspend JAMDAT Services if Sprint PCS determines, in its sole discretion, that any JAMDAT Services are fraudulent, misleading to Users or being misrepresented to Users by JAMDAT.

        C.    Pricing for Premium Services.    Sprint PCS shall use billing on behalf of functionality to charge Users an event-based charge (e.g., per play or download) or a monthly recurring charge ("MRC"), when available from Sprint PCS, for Premium Services. [* * *]Only Sprint PCS is permitted to present this advice of charge. JAMDAT grants Sprint PCS the right to use JAMDAT's name and logo on User invoices in conjunction with detailing any applicable Premium Services charges. [* * *]

        D.    Premium Services Revenue Sharing.    Sprint shall pay to JAMDAT [* * *] for Premium Services (net of Adjustments that are attributable to JAMDAT). [* * *]

        E.    Uncollectible Revenue; Changes to Premium Services Revenue Sharing.    [* * *]

        F.    Premium Services Revenue Sharing Limitations.    [* * *]

        G.    Payment Procedures.    Sprint PCS will send any applicable payments on account of Premium Services to JAMDAT [* * *] via electronic funds transfer. Sprint PCS will also provide a summary remittance statement of Premium Services activity [* * *]. If Premium Services are suspended or terminated for any reason: (a) charges for Premium Services that Users have ordered but will not receive (e.g., MRCs) due to the suspension or termination will be deducted, on a pro-rata basis, from Billed Revenue when calculating payments to JAMDAT; and (b) any payments due to JAMDAT on account of Premium Services for affected month(s) will not be paid by Sprint PCS until the earlier of the quarter after the suspension is lifted or the Agreement is terminated. JAMDAT will not earn any interest on Premium Services revenues collected by Sprint PCS from Users. In addition, Sprint PCS will not transmit any Premium Services payments to JAMDAT until Sprint PCS has collected at least [* * *] in cumulative revenue for Premium Services. If this [* * *] threshold is not satisfied, any applicable Premium Services payments will be sent to JAMDAT after the end of the Term. Sprint PCS is responsible for remitting all applicable transaction taxes related to the sale of Premium Services to Users. Upon request, Sprint PCS will provide JAMDAT with a resale tax exemption certificate.

3.3    Other Services.    [* * *]

3.4    Other Revenue Sharing.    [* * *]

Revenue Source	Sprint PCS %	JAMDAT %
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]

3.5    Invoicing and Payment Procedures.    Any amounts payable by JAMDAT to Sprint PCS are due to Sprint PCS on a monthly basis within [* * *] after the end of each month. Payments must be remitted to the following Sprint PCS location:

    Sprint PCS
    Dept CH 10615
    Palatine, IL 60055-06 15

In addition, on a [* * *] basis JAMDAT will, [* * *], provide a report to Sprint PCS at the above address that details the information listed below:

  (a)
  Total gross Other Services revenue (by category, if applicable).

  (b)
  Total gross Retail Transactions revenue (by category, if applicable).

  (c)
  Total gross advertising revenue, if applicable, including the fair market value of any advertising consideration JAMDAT receives as part of a non-cash transaction (by category, if applicable).

Usage Fees for Differentiated Games. [* * *].

4. MARKETING AND PROMOTION

4.1    Marketing Materials.    Sprint PCS may include JAMDAT's name, description, logos or a description of JAMDAT Services in certain marketing materials including collateral sent to Users, retail displays or other advertising and promotional activities only with the prior written consent of JAMDAT. JAMDAT may include Sprint PCS's name description, logos or a description of the Sprint PCS Services in certain marketing materials, including collateral sent to Users, retail displays or other advertising and promotional activities only with the prior written consent of Sprint PCS.

4.2    Publicity.    [* * *]

4.3    Promotional Activities.    [* * *]

5. TERM AND TERMINATION

5.1    Term.    The initial term of this Agreement begins on the Effective Date and ends 1 year after Premium Services are commercially launched (the "Initial Term"). After the expiration of the Initial Term, this Agreement will be automatically extended on a [* * *] continuing basis until terminated by either party with at least 60 days prior written notice ([* * *], a "Renewal Term"). The Initial Term and any Renewal Term are collectively referred to as the "Term."

5.2    Termination for Breach.    Either party may terminate this Agreement if the other party breaches any material term of this Agreement and the breach is not cured within [* * *] days after written notice of the breach is provided to the defaulting party by the non-defaulting party. Unless otherwise provided in the notice, or unless the breach has been cured, the termination is effective [* * *] days after the date of the notice.

5.3    Effect of Termination.    Upon the termination or expiration of this Agreement for any reason, the parties' respective obligations under this Agreement will immediately terminate. Upon request, each party will promptly return to the other party all copies of the other party's Confidential Information and any data, equipment, materials or other property that the party has been provided during the Term. In addition, all licenses from one party to the other party will immediately terminate.

6. CONFIDENTIAL INFORMATION

6.1    General.    Each party acknowledges that while performing its obligations under this Agreement it may have access to Confidential Information of the other party. "Confidential Information" means any information concerning a party's trade secrets, software applications, products, planned products, services or planned services, suppliers, customers, prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing, promotions, discoveries, current or planned activities, research, development, or other information relating to a party's business activities or operations or those of its customers or suppliers. This Agreement creates a confidential relationship between the parties. Both parties will keep the terms of this Agreement and all Confidential Information confidential and, except as authorized by the other party in writing, the receiving party will only use, and make copies of, Confidential Information to perform the Services or its obligations as required under this Agreement. Upon termination of this Agreement, or upon the disclosing party's request, the receiving party will return or destroy all documents and other materials in the receiving party's control that contain or relate to Confidential Information. Upon request by the disclosing party, the receiving party will provide written certification to the disclosing party that it has returned or destroyed all Confidential Information, including any duplicate copies. Both parties will inform their personnel who will have access to Confidential Information of their obligations of confidentiality, and will require their personnel to comply with the terms of this Agreement. If reasonably requested by either party, the other party will have those personnel sign a non-disclosure agreement at least as restrictive as this Section 6.1. Both parties agree to disclose Confidential Information only to its personnel, including its affiliates, subcontractors and agents, who have a legitimate business need to know Confidential Information in order to perform that party's obligations under this Agreement. If any material, non-public information is disclosed, the receiving party will comply with SEC Regulation FD (Fair Disclosure), and refrain from trading in the disclosing party's stock until that material, non-public information is publicly disseminated.

6.2    Exceptions; Injunctive Relief.    Confidential Information does not include information that the receiving party can demonstrate by written documentation: (a) is rightfully known to the receiving party prior to negotiations leading to this Agreement; (b) is independently developed by the receiving party without any reliance on Confidential Information; (c) is part of the public domain; or (d) is lawfully obtained by the receiving party from a third party not under an obligation of confidentiality. If any

Confidential Information is required to be disclosed by law or legal process, the receiving party will use reasonable efforts to cooperate with the disclosing party to limit the disclosure. Both parties acknowledge that disclosure of Confidential Information by the receiving party may cause irreparable injury to the disclosing party, its customers and other suppliers, that is inadequately compensable in monetary damages. In addition to any other remedies in law or equity, the disclosing party may seek injunctive relief for the breach or threatened breach of this Section.

7. GRANT OF LICENSES AND RIGHTS

7.1    JAMDAT Licenses.    JAMDAT grants Sprint PCS and Sprint PCS Affiliates [* * *]. Any other use of the JAMDAT Brand Marks, including for marketing or promotion of the JAMDAT Services, will require JAMDAT's prior written approval, and shall be subject to JAMDAT's brand and trademark guidelines. Sprint PCS may use the JAMDAT Services or any transferred JAMDAT Data to monitor JAMDAT's performance and compliance with the terms of this Agreement, for quality assurance purposes, and for Sprint PCS' internal marketing research purposes.

Sprint PCS Licenses.    Sprint PCS is authorized to license the following to JAMDAT: [* * *] JAMDAT is not permitted to use any of the Sprint PCS Authorized Marks for any other purpose without Sprint PCS' prior written approval.

8. OWNERSHIP AND USE OF DATA

8.1    JAMDAT Ownership.    Both parties acknowledge and agree that JAMDAT owns all right, title and interest in and to the JAMDAT Brand Marks, JAMDAT Data and JAMDAT Services (excluding third party content and services incorporated in the JAMDAT Services pursuant to valid license rights), and any and all intellectual property rights associated therewith, and except for the licenses in this Agreement, nothing in this Agreement confers in Sprint PCS any right of ownership in the foregoing.

8.2    Sprint PCS Ownership.    Both parties acknowledge and agree that Sprint PCS owns all right, title and interest in and to the Sprint PCS Authorized Marks, Sprint PCS Data, the Sprint PCS Wireless Telecommunications Network, and the Sprint PCS Services (excluding third party content and services incorporated in the Sprint PCS Services pursuant to valid license rights), and any and all intellectual property rights associated therewith, and except for the licenses in this Agreement, nothing in this Agreement confers in JAMDAT any right of ownership in the foregoing.

8.3    Rights and Limitations.    All Sprint PCS Data is Confidential Information and is the exclusive property of Sprint PCS. JAMDAT will not, except as otherwise stated in this Agreement, store, copy, analyze, monitor or otherwise use any Sprint PCS Data. If Sprint PCS Data is made available to JAMDAT, JAMDAT will not store, copy, analyze, monitor or otherwise use that data unless the parties have entered into a separate written agreement governing the use of that data. All JAMDAT Data is Confidential Information and is the exclusive property of JAMDAT. Sprint PCS will not, except as otherwise stated in this Agreement, store, copy, analyze, monitor or otherwise use any JAMDAT Data. Nothing in this Agreement prevents or limits: (a) JAMDAT from communicating directly with Users of JAMDAT Services; or (b) Sprint PCS from communicating directly with Users.

8.4    Solicitation; Disclosure.    JAMDAT will not use the JAMDAT Services for the transmission of "spam" or any other distribution of unsolicited information, including telemarketing, unless the User expressly consents to such distribution via the Handset. JAMDAT will not use any information obtained from the activities contemplated under this Agreement to target advertisements or marketing to Users based on the User's use of Sprint PCS Services. Neither party will disclose the other party's information or data provided to it under this Agreement to any third party in a manner that identifies the User as an end user of the JAMDAT Services or of the Sprint PCS Services, except as maybe required by law or legal process.

9. WARRANTIES AND DISCLAIMERS

9.1    Warranties.    JAMDAT represents and warrants that all hardware, software and networks used by JA.MDAT to fulfill its obligations under this Agreement will: (a) to the extent its hardware, software or networks depend on a date processing function, perform and process date arithmetic and date/time data in a consistent and accurate manner and in a manner that is unambiguous as to century; and (b) to the extent its hardware, software or networks are used in combination with other software, hardware or networks, they will properly interoperate with the other software, hardware or networks, including the exchange of date/time data. If JAMDAT's hardware, software or network is not compliant with this warranty, JAMDAT will, at its expense, promptly correct or modify the hardware, software or network so that it is compliant. JAMDAT also represents and warrants that: (a) it will not introduce into Sprint PCS' hardware, software or network any software virus, worm, "back door," "Trojan Horse" or similar harmful code; (b) the JAMDAT Services do not infringe any intellectual property right or violate any trade secret right or other right of any third party; and (c) it will comply with all applicable laws and regulations in performing this Agreement.

9.2    DISCLAIMERS.    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BOTH PARTIES' SERVICES, INFORMATION, CONTENT AND OTHER MATERIALS ARE PROVIDED ON AN "AS IS," "AS AVAILABLE" BASIS. EXCEPT FOR THE EXPRESS WARRANTIES MADE IN THIS AGREEMENT: (1) NEITHER PARTY MAKES ANY WARRANTY THAT ITS SERVICE WILL BE UNINTERRUPTED, SECURE OR ERROR FREE, OR THAT DEFECTS IN EITHER PARTY'S SERVICE WILL BE CORRECTED; AND (2) EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATERIALS PROVIDED UNDER THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR PERFORMANCE. THE PARTIES ACKNOWLEDGE THAT USE OF ANY DATA OR INFORMATION OBTAINED BY USERS THROUGH EITHER PARTY'S SERVICE IS AT USERS' OWN DISCRETION AND RISK, AND THAT USERS WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE RESULTING FROM USE OF THAT SERVICE. EACH PARTY AGREES TO INCLUDE A DISCLAIMER IN SUBSTANTIALLY SIMILAR FORM TO THE PREVIOUS SENTENCE IN THEIR RESPECTIVE USER'S AGREEMENTS OR TERMS AND CONDITIONS OF USE FOR THEIR RESPECTIVE SERVICES.

10. INDEMNIFICATION AND LIMITATION OF LIABILITY

10.1    Indemnification by Sprint PCS.    Sprint PCS will indemnify and defend JAMDAT, JAMDAT affiliates and their respective directors, officers, agents, and employees (each, a "JAMDAT Indemnitee") from and against all claims, damages, losses, liabilities, costs, expenses, and reasonable attorneys' fees (collectively "Damages") arising out of a claim by a third party against a JAMDAT Indemnitee: (a) to the extent resulting from or alleged to have resulted from any breach by Sprint PCS of its obligations, representations or warranties under or related to this Agreement; (b) for injury to persons or loss or damage to property, to the extent resulting from any act or omission of an agent or employee of Sprint PCS while working at JAMDAT's premises; or (c) alleging that the Sprint PCS Authorized Marks infringe any intellectual property right or violate any trade secret right or other right of any third party.

10.2    Indemnification by JAMDAT.    JAMDAT will indemnify and defend Sprint PCS, Sprint PCS Affiliates and their respective directors, officers, agents, employees and customers (each, a "Sprint PCS Indemnitee") from and against all Damages arising out of a claim by a third party against a Sprint PCS Indemnitee: (a) to the extent resulting from or alleged to have resulted from any breach by JAMDAT of its obligations, representations or warranties under or related to this Agreement; (b) for injury to persons or loss or damage to property, to the extent resulting from any act or omission of an agent or employee of JAMDAT while working at Sprint PCS' premises; or (c) alleging that the JAMDAT Brand

Marks or the JAMDAT Services infringe any intellectual property right or violate any trade secret right or other right of any third party.

10.3    Indemnification Procedures.    Promptly, upon becoming aware of any matter that is subject to the provisions of this Section 10.0 (a "Claim"), the party seeking indemnification (the "Indemnified Party") must give notice of the Claim to the other party (the "Indemnifying Party"), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party. The Indemnifying Party will have the right, at its option, to settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense, but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party, or contains any acknowledgement of wrongdoing by the Indemnified Party, without the Indemnified Party's prior written consent. The parties will cooperate in the settlement or defense and give each other access to all relevant information. If an Indemnified Party's ability to provide a service is enjoined due to a claim covered by the indemnity obligations in this Section, the Indemnifying Party will, at its option and expense, and in addition to any other remedies that the Indemnified Party may have, either: a) procure for the Indemnified Party and the Users the continued right to use the service; b) replace the infringing material with non-infringing material that will not adversely affect the operation or quality of the service; c) modify the infringing material so that it is non-infringing and will not adversely affect the operation or quality of the service; or d) only if none of the above options are possible after commercially reasonable attempts by the Indemnifying Party to complete them, the Indemnifying Party may terminate this Agreement.

10.4    LIMITATION OF LIABILITY. EXCEPT FOR A PARTY'S BREACH OF THE PROVISIONS OF SECTION 6 (CONFIDENTIAL INFORMATION) OR FOR CLAIMS FOR WHICH A PARTY HAS AN OBLIGATION OF INDEMNITY UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES FOR ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. CONSEQUENTIAL AND INDIRECT DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, LOST REVENUE AND LOSS OF BUSINESS OPPORTUNITY, WHETHER OR NOT THE APPLICABLE PARTY WAS AWARE OF OR SHOULD HAVE BEEN AWARE OF THE POSSIBILITY OF THESE DAMAGES.

11. SECURITY

Each party will maintain the security and integrity of its service, including implementing procedures to prevent third parties from transmitting unsolicited data or messages to Users. JAMDAT will notify Sprint PCS as soon as possible if it knows or has reason to know that any unsolicited data or messages are being sent to Users of the JAMDAT Services, or if an unusual or abnormal flow, number or type of message is being sent to Users. If a User is being sent unsolicited data or messages, or JAMDAT notifies Sprint PCS that Users may be being sent unsolicited data or messages, each party will use commercially reasonable efforts to promptly prevent continuing transmission of unsolicited data or messages to Users. As necessary, Sprint PCS will provide a connection to its gateway via a 128-bit secure socket level connection. As necessary, JAMDAT will provide a secure connection to the Internet to allow access to JAMDAT Services by Sprint PCS and Users.

12. RECORD KEEPING AND AUDITS

Each party will maintain sufficient records pertaining to its service and payments to the other party for a period of at least [* * *] after the completion of the applicable transaction. [* * *]

13. TESTING AND SERVICE RELIABILITY

13.1    Acceptance Testing.    JAMDAT and Sprint PCS shall test all JAMDAT software applications and Enhancements thereto that are to be utilized as part of the JAMDAT Services ("Deliverables") for compliance with the specifications in the detailed design document provided to Sprint PCS by JAMDAT in accordance with Sprint PCS' launch checklist ("Acceptance Testing"). If a dispute arises regarding testing criteria, Sprint PCS will make the final determination. Acceptance of any Deliverable will occur upon the earlier of either: (a) the delivering party's receipt of a notice from the accepting party that the Deliverable has met the acceptance criteria; or (b) [* * *] The party with the primary responsibility for the Deliverable (or the parties together, if jointly responsible) will use commercially reasonable efforts to correct any non-conformance in a timely manner. The parties will provide each other with commercially reasonable assistance as necessary to correct any non-conformance, including, without limitation, information necessary to allow the correcting party to recreate the error or non-conformity identified. The parties will work together in good faith to complete Acceptance Testing in accordance with any applicable development schedule. Upon successful completion of Acceptance Testing the parties will notify each other of final acceptance. Prior to completion of Acceptance Testing with respect to any software application or Enhancement, JAMDAT shall have the right in its sole discretion to remove the application or Enhancement from Acceptance Testing for any reason or no reason as long as JAMDAT complies with the Minimum Features requirement in Section 2.1.

Service Reliability.    The parties will make commercially reasonable efforts to ensure that their respective services related to this Agreement are free from material defects, and are available 24 hours a day, 7 days a week to Users. JAMDAT and Sprint PCS agree to maintain their respective services according to the applicable restoral expectations set forth in the table below. For unplanned events, Sprint PCS will assign a trouble severity code based on Sprint PCS' assessment of trouble at the point of trouble identification. Sprint PCS will make adjustments to the trouble severity code based on event activities. Operational reviews between Sprint PCS Technical Services and JAMDAT will be conducted as needed. The following trouble severity table will be reviewed quarterly by Sprint PCS and JAMDAT, and maybe modified by mutual written agreement of the parties.

Trouble Severity Code	Description	Restoral Expectations
[* * *]	[* * *]	[* * *]

13.2    Points of Contact and Escalations.    If either party experiences technical problems receiving or transmitting the other party's service, or receive questions or complaints from Users, that party may contact the other party's technical service, Escalations will occur if applicable restoral expectations are not met JAMDAT will provide for 24x7x365 support availability. JAMDAT will provide continual support until the event is resolved for Sevl Errors. JAMDAT and Sprint PCS' IT department will exchange ticket numbers for tracking an event at the initial report of trouble by Sprint PCS to JAMDAT. JAMDAT will interface with any third party hardware and software vendors selected by it and included as part of the JAMDAT Services. During unplanned events, JAMDAT will interact with these third party vendors for service restoral activities; Sprint PCS will only be required to interact with JAMDAT. Sprint PCS and JAMDAT escalation contacts and numbers are as follows:

JAMDAT Contact Information (Accessible 24 hours a day / 7 days a week)
[* * *]

Sprint PCS Contact Information (Accessible 24 hours a day / 7 days a week)
[* * *]

13.3    Network/Application Availability.    Sprint PCS has a corporate initiative to meet or exceed [* * *]. JAMDAT agrees to use commercially reasonable efforts to maintain the JAMDAT Services at [* * *] availability per month.

13.4    Planned Outages.    The standard maintenance window is [* * *] Central Standard Time, Any activities beyond the standard maintenance window are considered unplanned outages and will be addressed per the above table. Standard maintenance is defined as routine, scheduled maintenance. Sprint PCS requires [* * *] notification and approval of activities prior to standard maintenance. Demand maintenance is defined as maintenance that can wait until the regularly scheduled standard maintenance window, but will be given top priority during that window. Emergency maintenance is defined as maintenance that must be performed immediately, regardless of time of day / busy hour.

Operating Changes.    If Sprint PCS allows JAMDAT to participate in certain advanced services (e.g. instant messaging, location based services), JAMDAT will comply with Sprint PCS' Wireless Application Manager (WAM) standards, including any applicable application programming interfaces (APIs). JAMDAT will coordinate with Sprint PCS for the installation of new versions, releases, and fixes to the operating system and system software, as well as the installation of any new hardware. JAMDAT will provide [* * *] prior notice of these changes to Sprint PCS.

13.5    Exclusions.    [* * *]

14. DISPUTE RESOLUTION

14.1    WAIVER OF JURY TRIAL. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING BETWEEN THE PARTIES, WHETHER UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE. THE AGREEMENT OF EACH PARTY TO WAIVE ITS RIGHT TO A JURY TRIAL WILL BE BINDING ON ITS SUCCESSORS AND ASSIGNS.

14.2    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES ARE GOVERNED BY THE LAWS OF THE STATE OF KANSAS, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES. THIS AGREEMENT WILL NOT BE GOVERNED OR INTERPRETED IN ANY WAY BY REFERRING TO ANY LAW BASED ON THE UNIFORM COMPUTER INFORMATION TRANSACTIONS ACT (UCITA), EVEN IF THAT LAW IS ADOPTED IN KANSAS.

14.3    Forum Selection; Attorneys' Fees.    Except to the extent necessary for either party to enforce indemnity or defense obligations under this Agreement, any court proceeding brought by either party must be brought, as appropriate, in Kansas District Court located in Johnson County Kansas, or in the United States District Court for the district of Kansas in Kansas City, Kansas. Each party agrees to personal jurisdiction in either court, The prevailing party in any formal dispute will be entitled to reasonable attorneys' fees and costs (including reasonable expert fees and costs), unless the prevailing party rejected a written settlement offer that exceeds the prevailing party's recovery. The parties agree to continue performance during the pendency of any dispute, unless this Agreement is terminated under Section 5.3.

15. GENERAL

15.1    Notices.    Unless otherwise agreed, notices provided under this Agreement must be in writing and delivered by certified mail (return receipt requested), hand delivery, or by a reputable overnight carrier service. Notices to Sprint PCS must be sent to the following addresses: (a) Sprint PCS Wireless Data Services, Attn: Vice President Business Development, Mailstop KSOPH10414, 6160 Sprint Parkway, Overland Park, Kansas 66251; and (b) Sprint Law Department, Attn: General Attorney—

Procurement, Mailstop KSOPHN0314, 6450 Sprint Parkway, Overland Park, Kansas 66251. Notices to JAMDAT must be sent to the following address: 3415 S. Sepulveda Boulevard, Suite 500, Los Angeles, CA 90034; Attention: General Counsel; fax 310-397-0353. Notices will be considered given on the day the notice is received.

Assignment.    Neither party may assign or transfer this Agreement or any of its rights or obligations under this Agreement without the other party's prior written consent, except [* * *] (iv) in the case of Sprint PCS, to an entity controlled by, under common control with or controlling Sprint PCS (by means of ownership of voting rights). No assignment will relieve either party of its obligations hereunder. This Agreement will be binding upon the parties' successors and permitted assigns.

15.2    Waiver; Severability; Remedies.    The waiver of a breach of any term of this Agreement will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by a duly authorized representative of the waiving party. If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a substantively comparable enforceable provision to replace the unenforceable provision. All rights and remedies of the parties, in law or equity, are cumulative and may be exercised concurrently or separately. The exercise of one remedy will not be an election of that remedy to the exclusion of other remedies.

15.2    Independent Contractor; Non-Exclusive Relationship; Survival.    JAMDAT and JAMDAT personnel are independent contractors for all purposes and at all times. This Agreement does not create an exclusive relationship between the parties except to the extent specifically provided for in this Agreement. Nothing in this Agreement will be deemed to be a restriction on either party's ability to freely compete or to enter into "partnering" relationships with other entities. Numbered provisions 4.2, 6., 8., 10., 12., 14., and 15.4 will survive the termination or expiration of this Agreement, in addition to any other provisions that by their content are intended to survive the performance, termination or expiration of this Agreement.

15.3    Miscellaneous.    This Agreement's benefits do not extend to any third party, including Sprint PCS customers or Users, unless expressly stated in this Agreement. The headings in this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement. Because the parties actively negotiated this Agreement, it will not be construed against either party due to authorship. This Agreement, together with any exhibits, sets forth the entire understanding of the parties as to the subject matter of this Agreement and supersedes all prior agreements, discussions, and correspondence pertaining to the subject matter of this Agreement. Any provision contained on a party's web site, preprinted on any order, invoice, statement, or other document issued by either party, or contained in any "shrinkwrap" or "clickwrap" agreement will have no force or effect if that provision conflicts with the terms of this Agreement. This Agreement may not be amended or modified except in writing signed by an authorized representative of each party. If there is an inconsistency between the terms of this Agreement and those of any other oral or written agreement between the parties, the terms of this Agreement will control.

15.4    Prior Agreement.    This Agreement supersedes the Wireless Internet Services Agreement dated as of October 20, 2000 by and between Sprint PCS and JAMDAT.

16. INCENTIVE-BASED GAMES

16.1    Right to Reject Enhancements and Review Game Rules.    [* * *]

No Sponsorship; JAMDAT Actions; Notification of Legal Developments.    As between Sprint PCS and JAMDAT, JAMDAT shall be deemed the sole sponsor of all Incentive-based Games that may be included in the JAMDAT Services. None of the activities contemplated in this Agreement shall be construed as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing any

Incentive-based Games. JAMDAT will not to take, negligently, knowingly or intentionally, any action that could: (i) subject Sprint PCS to any laws related to the regulation of gaming; or (ii) be interpreted as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing gaming in violation of applicable laws. JAMDAT will promptly notify Sprint PCS in writing if JAMDAT becomes aware of any factual, judicial, regulatory or legislative development that could: (i) subject Sprint PCS to any laws related to the regulation of gaming; or (ii) be interpreted as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing gaming in violation of applicable laws.

16.2    Right to Terminate; Indemnification.    Sprint PCS may, at any time and without liability, suspend the offending JAMDAT Services [* * *] prior written notice to JAMDAT, if Sprint PCS determines, in its sole discretion, that performance of any of its obligations under this Agreement has or could: (i) subject Sprint PCS to any laws related to the regulation of gaming; or (ii) be interpreted as Sprint PCS sponsoring, offering, promoting, soliciting or otherwise advancing gaming in violation of applicable laws. JAMDAT, at its own expense, will indemnify and defend the Sprint PCS Indemnitees from and against all Damages arising out of a claim against a Sprint PCS Indemnitee related to JAMDAT's failure to comply with the requirements of this Section 16.

16.3    Compliance with Laws.    JAMDAT warrants that, throughout the Term: (i) all JAMDAT Services containing Incentive-based Games, whether or not provided under a JAMDAT brand name, will strictly comply with all applicable United States federal, state and local laws, regulations and ordinances, including, registration and bond posting requirements, rules and other disclosure requirements; and (ii) JAMDAT will either: (A) permit only legal residents of the United States to claim prizes or otherwise become winners of its Incentive-based Games; or (B) disable United States-based Users from being able to register for Incentive-based Games. In addition, JAMDAT will, at its expense, provide a free alternative means of entry for all Incentive-based Games, including, without limitation, an Internet site that can be accessed by anyone and that does have any conditions to play.

By signing below, each party agrees that it has read and consents to the terms and conditions on the previous pages.

SIGNED:
Sprint Spectrum L.P.	JAMDAT Mobile Inc.
Signature: /s/ PAUL REDDICK	Signature: /s/ CRAIG GATARZ
Paul Reddick	Craig Gatarz
Vice President, Business Development	Chief Operating Officer
Date: May 29, 2002	May 17, 2002
	Address:	3415 S. Sepulveda Boulevard, Suite 500 Los Angeles, CA 90034

Exhibit A

Premium Services Information

3.    Address

JAMDAT's Address: 3415 S. Sepulveda Boulevard, Suite 500, Los Angeles, CA 90034

Remittance Address (if different from above)

[* * *]

4.    IRS Information

Employer Identification Number (EIN): 95-4791817

For corporations and other non-partnership entities, indicate reason for Form 1099 reporting exemption (one must be marked):

☒
Entity is a corporation

☐
Exempt from tax under Section 50 1(a) or other Internal Revenue Code exemption

☐
Entity is a federal, state or local government agency or instrumentality

☐
Nonresident alien individual or foreign corporation, partnership, estate or trust.

[* * *]    Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

QuickLinks

AMENDMENT NO. 3 TO WIRELESS INTERNET SERVICE AGREEMENT BETWEEN SPRINT SPECTRUM L.P. AND JAMDAT MOBILE INC.
BACKGROUND
AMENDMENT
AMENDMENT NO. 2 TO WIRELESS INTERNET SERVICE AGREEMENT BETWEEN SPRINT SPECTRUM L.P. AND JAMDAT MOBILE INC.
BACKGROUND
AMENDMENT
AMENDMENT NO. 1 TO WIRELESS INTERNET SERVICE AGREEMENT BETWEEN SPRINT SPECTRUM L.P. AND JAMDAT MOBILE INC.
BACKGROUND
AMENDMENT
WIRELESS INTERNET SERVICE AGREEMENT
Exhibit A
Premium Services Information